UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 15, 2011.

WITHOUT PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL OCTOBER 15, 2011.

THESE WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

BROKER WARRANTS
TO PURCHASE COMMON SHARES OF
COUNTERPATH CORPORATION
(subsisting under the laws of Nevada)

            THIS CERTIFIES that, for value received, z is the registered holder (the “holder”) of z broker warrants (each a “Broker Warrant” and collectively, the “Broker Warrants”). Each Broker Warrant shall entitle the holder, subject to the terms and conditions set forth in this certificate or by a replacement certificate (in either case, this “Broker Warrant Certificate”), to acquire from CounterPath Corporation (the “Corporation”) one (1) fully paid and non-assessable common share of the Corporation (a “Broker Share”) until 4:00 p.m. (Vancouver time) on December 14, 2012 (the “Time of Expiry”) on payment of $1.75 per Broker Share (the “Exercise Price”). This Broker Warrant is issued under the agency agreement dated June 14, 2011 between the Corporation, National Bank Financial Inc. and Canaccord Genuity Corp, acting as the agents (the “Agency Agreement”).

1.	Exercise of Broker Warrants.

(1)

Election to Purchase. The rights evidenced by this Broker Warrant Certificate may be exercised by the holder in whole or in part at any time commencing on the date hereof and continuing up to the Time of Expiry and in accordance with the provisions hereof by delivery of an election to exercise in substantially the form attached hereto as Exhibit “1” (“Election to Exercise”), properly completed and executed, together with payment of the Exercise Price for the number of Broker Shares specified in the Election to Exercise at the head office of the Corporation c/o Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, BC V7X 1M3 or such other address in Canada as may be notified in writing by the Corporation. In the event that the rights evidenced by this Broker Warrant Certificate are exercised in part, the Corporation shall, contemporaneously with the issuance of the Broker Shares issuable on the exercise of the Broker Warrants so exercised, issue to the holder Broker Warrants on identical terms in respect of that number of Broker Shares in respect of which the holder has not exercised the rights evidenced by this Broker Warrant Certificate.

(2)

Exercise. The Corporation shall, as of the date it receives a duly executed Election to Exercise and a certified cheque or bank draft payable to the Corporation for the aggregate Exercise Price for the number of Broker Shares specified in the Election to Exercise (the “Exercise Date”), issue that number of Broker Shares specified in the Election to Exercise as fully paid and non- assessable common shares in the capital of the Corporation.

(3)

Certificates. As promptly as practicable after the Exercise Date and, in any event, within three (3) business days of the Exercise Date, the Corporation shall issue and deliver (or cause to be delivered) to the holder, registered in such name or names as the holder may direct or if no such direction has been given, in the name of the holder, certificates for the number of Broker Shares specified in the Election to Exercise. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the holder with respect to the number of Broker Warrants which have been exercised as such shall cease, and the person or persons in whose name or names any certificate or certificates for Broker Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Broker Shares represented thereby.

(4)

Fractional Shares. To the extent that the holder of a Broker Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a Broker Share, such right may only be exercised in respect of such fraction in combination with another Broker Warrant or other Broker Warrants which in the aggregate entitle the holder to receive a whole number of Broker Shares. If a holder is not able to, or elects not to, combine Broker Warrants so as to be entitled to acquire a whole number of Broker Shares, the holder shall not be entitled to any compensation or other right in lieu of fractional Broker Shares.

2.	Anti-Dilution Protection.

(1)

Definitions. For the purposes of this section 2, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this subsection:

		(a)	“Adjustment Period” means the period commencing on the date hereof and ending at the Time of Expiry;

		(b)	“Agency Agreement” means the agency agreement dated June 14, 2011 between National Bank Financial Inc. and Canaccord Genuity Corp., acting as agents, and the Corporation;

		(c)	“Common Share” means a common share in the capital of the Corporation as constituted on the date hereof;

(d)

“Current Market Price” at any date, means the weighted average of the sale prices per Common Share at which the Common Shares have traded on the TSX Venture Exchange, or, if the Common Shares in respect of which a determination of current market price is being made are not listed thereon, on such stock exchange on which such shares are listed as may be selected for such purpose by the directors, or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market, for any 20 consecutive trading days selected by the Corporation commencing not later than 30 trading days and ending no later than 5 trading days before such date; provided, however, if such Common Shares are not traded during such 30 day period for at least 20 consecutive trading days, the simple average of the following prices established for each of 20 consecutive trading days selected by the Corporation commencing not later than 30 trading days and ending no later than 5 trading days before such date:

(i) the average of the bid and ask prices for each day on which there was no trading, and

(ii) the closing price of the Common Shares for each day that there was trading,

or in the event that at any date the Common Shares are not listed on any exchange or on the over-the-counter market, the current market price shall be as determined by the directors or such firm of independent chartered accountants as may be selected by the directors acting reasonably and in good faith in their sole discretion; for these purposes, the weighted average price for any period shall be determined by dividing the aggregate sale prices during such period by the total number of Common Shares sold during such period;

(e)

“director” means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action “by the directors” means action by the directors of the Corporation as a board or, whenever empowered, action by the executive committee of such board; and

(f)	“trading day” with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

(2)

Adjustments. The Exercise Price and the number of Broker Shares issuable to the holder upon exercise of the Broker Warrants shall be subject to adjustment from time to time in the events and in the manner provided as follows:

	(a)	If at any time during the Adjustment Period the Corporation shall:

		(i)	fix a record date for the issue of, or issue, Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend;

(ii)

fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares;

		(iii)	subdivide the outstanding Common Shares into a greater number of Common Shares; or

		(iv)	consolidate the outstanding Common Shares into a lesser number of Common Shares;

(any of such events in subclauses (i), (ii), (iii) and (iv) above being herein called a “Common Share Reorganization”), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

(A)	the numerator of which shall be the number of Common Shares outstanding on such record date or effective date before giving effect to such Common Share Reorganization; and

(B)

the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Common Share Reorganization (including in the case of a distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares that would be outstanding had such securities all been exchanged for or converted into Common Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 2(2)(a) as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(b)

If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares, of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than forty-five (45) days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of less than ninety-five percent (95%) of the Current Market Price of the Common Shares on such record date (any of such events being herein called a “Rights Offering”), the Exercise Price shall be adjusted effective immediately after the record date for the Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the aggregate of

(A)	the number of Common Shares outstanding on the record date for the Rights Offering; and

(B)	the quotient determined by dividing

(I)

either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or (b) the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

(II)	the Current Market Price as of the record date for the Rights Offering; and

(ii)

the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exchanged or converted).

If by the terms of the rights, options, or warrants referred to in this clause 2(2)(b), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 2(2)(b) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this clause 2(2)(b), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(c)	If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of:

	(i)	shares of the Corporation of any class other than Common Shares;

(ii)

rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than forty-five (45) days after the record date for such issue, to subscribe for or purchase Common Shares at a price per Common Share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of at least ninety-five percent (95%) of the Current Market Price of the Common Shares on such record date);

(iii)	evidences of indebtedness of the Corporation; or

(iv)	any property or assets of the Corporation;

and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

(A)	the numerator of which shall be the difference between

	(I)	the product of the number of Common Shares outstanding on such record date and the Current Market Price on such record date, and

(II)

the fair value, as determined by the directors of the Corporation, to the holders of the Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

(B)	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price on such record date.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 2(2)(c) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares referred to in this clause 2(2)(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect if the fair market value had been determined on the basis of the number of Common Shares issued and remaining issuable immediately after such expiry, and shall be further readjusted in such manner upon the expiry of any further such right.

(d)	If at any time during the Adjustment Period there shall occur:

(i)

a reclassification or redesignation of the Common Shares, any change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares, other than a Common Share Reorganization;

(ii)

a consolidation, amalgamation or merger of the Corporation with or into any other body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities; or

(iii)	the transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being herein called a “Capital Reorganization”), after the effective date of the Capital Reorganization the holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Broker Warrants, in lieu of the number of Broker Shares to which the holder was theretofore entitled upon the exercise of the Broker Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the holder had been the registered holder of the number of Broker Shares to which the holder was theretofore entitled to purchase or receive upon the exercise of the Broker Warrants. If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Broker Warrant Certificate with respect to the rights and interest thereafter of the holder to the end that the provisions of this Broker Warrant Certificate shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Broker Warrant Certificate.

(e)

If at any time during the Adjustment Period, any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of clauses 2(2)(a), (b) or (c) hereof, then the number of Broker Shares purchasable upon the subsequent exercise of these Broker Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Broker Shares purchasable upon the exercise of the Broker Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

(3)	Rules. The following rules and procedures shall be applicable to adjustments made pursuant to subsection 2(2) of this Broker Warrant Certificate.

	(a)	Subject to the following provisions of this subsection 2(3), any adjustment made pursuant to subsection 2(2) hereof shall be made successively whenever an event referred to herein shall occur.

(b)

No adjustment in the Exercise Price shall be required unless the adjustment would result in a change of at least one per cent (1%) in the Exercise Price then in effect and no adjustment shall be made in the number of Broker Shares purchasable or issuable on the exercise of the Broker Warrants unless it would result in a change of at least one one- hundredth (1/100) of a Broker Share; provided, however, that any adjustments which except for the provisions of this clause 2(3)(b) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of subsection 2(2) of this Broker Warrant Certificate, no adjustment of the Exercise Price shall be made which would result in an increase in the Exercise Price or a decrease in the number of Broker Shares issuable upon the exercise of the Broker Warrants (except in respect of a consolidation of the outstanding Common Shares).

(c)

If at any time during the Adjustment Period the Corporation shall take any action affecting the Common Shares, other than an action or an event described in subsection 2(2) hereof, which would have a material adverse effect upon the rights of the holder under this Broker Warrant Certificate, the Exercise Price and/or the number of Broker Shares purchasable under this Broker Warrant Certificate shall be adjusted in such manner and at such time as the directors may determine to be equitable in the circumstances.

(d)

No adjustment in the Exercise Price or in the number or kind of securities purchasable on the exercise of this Broker Warrant shall be made in respect of any event described in section 2 hereof if the holder is entitled to participate in such event on the same terms mutatis mutandis as if the holder had exercised the Broker Warrants prior to or on the record date or effective date, as the case may be, of such event.

(e)

If the Corporation sets a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, no adjustment in the Exercise Price or the number of Broker Shares purchasable upon the exercise of the Broker Warrants shall be required by reason of the setting of such record date.

(f)

In any case in which this Broker Warrant Certificate shall require that an adjustment shall become effective immediately after a record date for an event referred to in subsection 2(2) hereof, the Corporation may defer, until the occurrence of such event:

(i)

issuing to the holder, to the extent that the Broker Warrants are exercised after such record date and before the occurrence of such event, the additional Broker Shares issuable upon such exercise by reason of the adjustment required by such event; and

(ii)	delivering to the holder any distribution declared with respect to such additional Broker Shares after such record date and before such event;

provided, however, that the Corporation shall deliver to the holder an appropriate instrument evidencing the right of the holder, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Broker Shares purchasable upon the exercise of the Broker Warrants and to such distribution declared with respect to any such additional Broker Shares issuable on this exercise of the Broker Warrants.

(g)

If a dispute shall at any time arise with respect to any adjustment of the Exercise Price or the number of Broker Shares purchasable pursuant to this Broker Warrant Certificate, such dispute shall be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act by such other firm of independent chartered accountants as may be selected by the directors.

(4)

Taking of Actions. As a condition precedent to the taking of any action which would require an adjustment pursuant to subsection 2(2) hereof, the Corporation shall take any action which may, in the opinion of counsel, be necessary in order that the Corporation may validly and legally issue as fully paid and non- assessable shares all of the Broker Shares which the holder is entitled to receive in accordance with the provisions of this Broker Warrant Certificate.

(5)

Notice. At least twenty-one (21) days prior to any record date or effective date, as the case may be, for any event which requires or might require an adjustment in any of the rights of the holder under this Broker Warrant Certificate, including the Exercise Price and the number of Broker Shares which are purchasable under this Broker Warrant Certificate, the Corporation shall deliver to the holder a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice under this subsection 2(5) has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable deliver to the holder a certificate providing the calculation of such adjustment. The Corporation hereby covenants and agrees that the register of transfers and share transfer books for the Common Shares will be open, and that the Corporation will not take any action which might deprive the holder of the opportunity of exercising the rights of subscription contained in this Broker Warrant Certificate, during such twenty-one (21) day period.

3.         Shares to be Reserved.

            The Corporation will at all times keep available, and reserve, out of its authorized Common Shares, solely for the purpose of issue upon the exercise of the Broker Warrants, such number of Common Shares as are then issuable upon the exercise of the Broker Warrants. The Corporation covenants and agrees that all Common Shares that are so issuable will, upon issuance, be duly authorized, fully paid and non-assessable. The Corporation will take such actions as may be reasonably necessary and as are within its power to ensure that all such Common Shares may be so issued without violation of any applicable laws or the applicable requirements of any exchange upon which the Common Shares may be listed or in respect of which such Common Shares are qualified for unlisted trading privileges.

4.         Transferability.

            The Broker Warrants evidenced hereby are non-assignable, non-transferable and non-negotiable and may not be exercised by or for the benefit of any person other than the holder. The holder further acknowledges that the Broker Warrants represented by this certificate and the Broker Shares issuable upon exercise hereby may be offered, sold or otherwise transferred only in compliance with all applicable securities laws.

5.         Replacement.

             Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Broker Warrant Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Broker Warrant Certificate), the Corporation will issue to the holder a replacement certificate (containing the same terms and conditions as this Broker Warrant Certificate).

6.         Expiry Date.

            The Broker Warrants shall expire and become null and void at the Time of Expiry.

7.         Time.

            Time shall be of the essence of this Broker Warrant Certificate.

8.         Governing Law.

            The laws of the Province of British Colombia and the laws of Canada applicable therein shall govern the Broker Warrants.

9.         Successor.

            In the event the Corporation shall enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, contemporaneously with the consummation of such transaction the Corporation and the successor corporation shall execute such instruments and do such things as, in the opinion of counsel to the holder acting reasonably, are necessary or advisable to establish that upon the consummation of such transaction:

(a)	the successor corporation will have assumed all the covenants and obligations of the Corporation under this Broker Warrant Certificate, and

(b)

the Broker Warrants will be a valid and binding obligation of the successor corporation entitling the holder, as against the successor corporation, to all the rights of the holder under this Broker Warrant Certificate.

            Whenever the conditions of this section 9 shall have been duly observed and performed, the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Broker Warrant Certificate in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

10.        General.

            This Broker Warrant Certificate is not valid for any purpose whatsoever unless and until it has been signed by or on behalf of the Corporation. The holding of the Broker Warrants evidenced by this Broker Warrant Certificate shall not constitute the holder a shareholder of the Corporation or entitle the holder to any right or interest in respect thereof except as expressly provided in this Broker Warrant Certificate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF the Corporation has caused this Broker Warrant Certificate to be signed by its duly authorized officer.

            DATED as of the                   day of June, 2011.

COUNTERPATH CORPORATION

Per: ____________________________________________
       Authorized Signatory

EXHIBIT 1
Election to Exercise

            TO:     COUNTERPATH CORPORATION

            The undersigned hereby irrevocably elects to exercise the number of Broker Warrants of CounterPath Corporation set out below for the number of Broker Shares (or other property or securities subject thereto) as set forth below:

(a)	Number of Broker Warrants to be Exercised:

(b)	Number of Broker Shares to be Acquired:

(c)	Exercise Price per Broker Share:	$1.75

(d)	Aggregate Purchase Price [(b) multiplied by (c)]:	$

and hereby tenders a certified cheque or bank draft for such aggregate purchase price, and directs that the Broker Shares be registered and certificates therefor to be issued and delivered as directed below.

The undersigned confirms that, as of the date hereof, the representations and warranties given by the undersigned in the agency agreement between Counterpath Corporation, National Bank Financial Inc. and Canaccord Genuity Corp. dated as of June 14, 2011, remain true and accurate.

DATED this _____________ day of _____________________, 20 ______.

Per:

Direction as to Registration

Name of Registered Holder:
Address of Registered Holder:

Address for Delivery:

Contact Name:
Contact Telephone: